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                                                                  EXHIBIT 4.1


The first sentence of Section 2 of the LTIP has been amended to read in its entirety as follows:

              "The maximum aggregate number of shares of Stock reserved and available for distribution under the LTIP shall be 335,000 shares of Stock."*



*Balance of Plan incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed on December 20, 1993